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                                                                    Exhibit 23.2








                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Emergent Group, Inc.


We consent to incorporation by reference in the registration statements on Form S-8 (No. 333-07925) 1995 Director Stock Option Plan Stock Plan, (No. 333-07927) 1995 Restricted Stock Agreement Plan, (No. 333-07923) 1995 Officer and Employee Stock Option Plan and (No. 333-20179) Employee Stock Purchase Plan of Emergent Group, Inc. of our report dated January 30, 1997, relating to the consolidated balance sheets of Emergent Group, Inc. and subsidiaries (the "Company") as of December 31, 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of the Company.



                                              /s/ KPMG Peat Marwick LLP
                                              ----------------------------------
Greenville, South Carolina                    KPMG Peat Marwick LLP
March 24, 1997